SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2018

________________________________________________________________

IDEAL POWER INC.

(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4120 Freidrich Lane, Suite 100

Austin, Texas, 78744

(Address of Principal Executive Offices)

512-264-1542

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following are the voting results on each matter submitted to the shareholders at the Ideal Power Inc. (the “Company”) Annual Meeting of Stockholders (“Annual Meeting”) held on June 29, 2018. The proposals below are described in detail in the Company’s Proxy Statement which was filed with the Securities and Exchange Commission on April 30, 2018. At the Annual Meeting, the following proposals were approved.

1.	The following nominees were elected to serve as directors until the election and qualification of his successor.

Nominee	For	Withheld	Broker Non-Votes
Lon E. Bell	2,937,778	227,953	6,037,352
R. Daniel Brdar	2,929,803	235,928	6,037,352
David B. Eisenhaure	2,933,778	231,953	6,037,352
Ted Lesster	2,920,852	244,879	6,037,352
Michael C. Turmelle	2,941,083	224,648	6,037,352

2.	The appointment of Gumbiner Savett Inc. as the Company’s independent registered public accounting firm for the year ended December 31, 2018 was approved.

For	Against	Abstentions	Broker Non-Votes
8,764,337	158,820	279,926	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2018	IDEAL POWER INC.

	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer